Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

WSFS Financial Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-189782, No. 333-169548, No. 333-146443, No. 333-127225, No. 333-106561, No. 333-40032, No. 333-33713, and No. 333-26099) on Form S-8, registration statement (No. 333-209042) on Form S-4 and registration statements (No. 333-183200, No. 333-167404, No. 333-163844, No. 333-157454, and No. 333-56015) on Form S-3 of WSFS Financial Corporation and subsidiaries (the Corporation) of our reports dated February 29, 2016, with respect to the consolidated statements of condition of the Corporation as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appears in the December 31, 2015 annual report on Form 10-K of the Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 29, 2016